UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 27, 2017

Exact name of registrant as specified in its charter	State or jurisdiction of incorporation	Commission File Number	I.R.S. Employer Identification No.
Windstream Holdings, Inc. Windstream Services, LLC	Delaware Delaware	001-32422 001-36093	46-2847717 20-0792300

4001 Rodney Parham Road, Little Rock, Arkansas	72212
(Address of principal executive offices)	(Zip Code)
(501) 748-7000
Registrant's telephone number, including area code
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note
This Current Report on Form 8-K is being filed in connection with the closing on February 27, 2017 (the "Closing Date") of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of November 5, 2016 (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the "Merger Agreement"), among Windstream Holdings, Inc., a Delaware corporation ("Windstream"), Europa Merger Sub, Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of Windstream ("Merger Sub 1"), Europa Merger Sub, LLC, a Delaware limited liability company and an indirect, wholly-owned subsidiary of Windstream ("Merger Sub 2"), and EarthLink Holdings Corp., a Delaware corporation ("EarthLink").
Item 1.01     Entry Into a Material Definitive Agreement.
On the Closing Date, in connection with the Merger, Windstream's direct, wholly-owned subsidiary, Windstream Services, LLC, amended its existing senior secured credit agreement pursuant to an incremental amendment (the "Amendment").  Among other things, the Amendment (i) establishes $450 million in incremental term loans, the proceeds of which will be applied to repay a portion of EarthLink's existing third party debt under its June 30, 2016 credit facility and deposited in trust for redemption of EarthLink's outstanding 8.875% Senior Notes due 2019 (the "Senior Notes") and 7.375% Senior Secured Notes due 2020 (the "Secured Notes") and (ii) modifies certain other definitions and provisions, in each case, pursuant to the terms and subject to the conditions set forth in the Amendment.
Item 2.01     Completion of Acquisition or Disposition of Assets.
On the Closing Date, pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub 1 merged with and into EarthLink, with EarthLink continuing as the surviving corporation (the "Merger") and, immediately following the Merger, EarthLink merged with and into Merger Sub 2, with Merger Sub 2 continuing as the surviving company under the name EarthLink Holdings, LLC (the "Subsequent Merger" and, together with the Merger, the "Combination").

At the effective time of the Merger (the "Effective Time"), holders of EarthLink common stock (other than the Company, Windstream or any of their respective direct or indirect subsidiaries) became entitled to receive, for each share of EarthLink common stock issued and outstanding immediately prior to the Effective Time, 0.818 shares (the "Exchange Ratio") of Windstream common stock (the "Merger Consideration").  No fractional shares of Windstream common stock were issued in the Merger, and EarthLink stockholders received cash in lieu of any fractional shares.

At the Effective Time, each option to purchase EarthLink common stock was cancelled and automatically converted into the right to receive a number of shares of Windstream common stock equal to (i) the product of the number of shares of EarthLink common stock underlying such option and the Exchange Ratio, less (ii) a number of shares of Windstream common stock equal to the product of (A) the number of shares of EarthLink common stock subject to such EarthLink option with a fair market value (determined based on the closing price of EarthLink common stock on the business day immediately preceding the Closing Date) equal to the sum of (x) the aggregate exercise price of such EarthLink option, plus (y) any withholding on such option and (B) the Exchange Ratio.  Additionally, each outstanding EarthLink restricted stock unit was assumed by Windstream and automatically converted into a restricted stock unit with respect to a number of shares of Windstream common stock determined by multiplying the number of shares of EarthLink common stock subject to such EarthLink restricted stock unit by the Exchange Ratio.  Any resulting fractional shares of Windstream common stock otherwise payable to former holders of options to purchase EarthLink common stock and EarthLink restricted stock units after giving effect to the conversions summarized in this paragraph were treated in the same manner as fractional shares of Windstream common stock payable as Merger Consideration.

The description of the Combination and the Merger Agreement contained in this Item 2.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Windstream with the Securities and Exchange Commission on November 10, 2016, and is incorporated by reference herein.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The description above under Item 1.01 is incorporated in this Item 2.03 by reference.
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective on March 1, 2017, in accordance with the Merger Agreement, the Board of Directors (the "Board") of Windstream increased the size of the Board to twelve (12) members and appointed Dr. Julie A. Shimer, Marc F. Stoll and Walter L. Turek (collectively, the "EarthLink Designees") to the Board for a term expiring at Windstream's 2017 Annual Meeting of Stockholders (the "2017 Annual Meeting").  Pursuant to the Merger Agreement, Windstream will include in its Proxy Statement for the 2017 Annual Meeting the EarthLink Designees, and will solicit proxies for the election of such EarthLink Designees.  Each of the EarthLink Designees was a member of EarthLink's Board of Directors immediately prior to the consummation of the Merger.  Consistent with all non-employee members of the Board, the EarthLink Designees will receive director compensation consisting of a cash retainer and stock-based compensation, each of which is described in Windstream’s Definitive Proxy Statement for its 2016 Annual Meeting of Stockholders, filed with the SEC on April 1, 2016, which such retainer and compensation will be pro-rated based on the remainder of the 2016-2017 service term of the Board.  The Board has appointed Mr. Stoll to serve as a member of the Audit Committee of the Board, Mr. Turek to serve as a member of the Compensation Committee of the Board and Ms. Shimer to serve as a member of the Governance Committee of the Board, with all such appointments effective as of the date of the meetings of such committee in May 2017.
Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On February 24, 2017, in connection with the Merger, Windstream filed with the Delaware Secretary of State a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the "Amendment").  A description of the Amendment is contained in the section captioned "Windstream Proposals – The Windstream Charter Amendment Proposal" in Amendment No. 2 to Windstream’s Registration Statement on Form S-4 and is incorporated herein by reference.  A copy of the Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 7.01	Regulation FD Disclosure.
A copy of the joint press release, dated February 27, 2017, announcing the closing of the Combination is included as Exhibit 99.1 to this Current Report on Form 8-K and is furnished pursuant to Item 7.01 and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.
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Item 8.01     Other Events.

In connection with the consummation of the transactions under the Merger Agreement described in Item 2.01 of this Current Report on Form 8-K, EarthLink is calling for redemption all $76,557,000 outstanding aggregate principal amount of its Senior Notes and all $300 million outstanding aggregate principal amount of its Secured Notes.

EarthLink is calling the Senior Notes at a redemption price in cash equal to 102.219% of the principal amount of the Senior Notes, plus accrued and unpaid interest to, but excluding, the redemption date.  A notice of redemption is being sent to all currently registered holders of the Senior Notes by Deutsche Bank Trust Company Americas, the trustee under the indenture governing the Senior Notes.  EarthLink is calling the Secured Notes at a redemption price in cash equal to 105.531% of the principal amount of the Secured Notes, plus accrued and unpaid interest to, but excluding, the redemption date. A notice of redemption is being sent to all currently registered holders of the Secured Notes by Regions Bank, the trustee under the indenture governing the Secured Notes.

In connection with the redemptions, EarthLink has satisfied and discharged the indentures governing the Senior Notes and the Secured Notes with funds derived from the Amendment described in Item 1.01 of this Current Report on Form 8-K and has placed the redemption payments into trust for the benefit of the noteholders pending the redemptions.  Both redemptions are scheduled to occur on March 29, 2017.
Item 9.01     Financial Statements and Exhibits.
(a)   Financial Statements of Business Acquired
The financial statements required to be filed under this Item 9.01(a) shall be filed by an amendment to this Current Report on Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.
(b)   Pro Forma Financial Information
The pro forma financial information required to be filed under this Item 9.01(b) shall be filed by an amendment to this Current Report on Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.
(d)   Exhibits.

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of November 5, 2016, by and among Windstream Holdings, Inc., Europa Merger Sub, Inc., Europa Merger Sub, LLC and EarthLink Holdings Corp. (incorporated herein by reference to Exhibit 2.1 of the Current Report on Form 8-K, filed by Windstream on November 10, 2016).

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Windstream Holdings, Inc., effective February 24, 2017.

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99.1	Press Release, dated February 27, 2017.
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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2017	WINDSTREAM HOLDINGS, INC.

	By:	/s/ Kristi Moody
		Name:	Kristi Moody
		Title:	Senior Vice President, General Counsel and Corporate Secretary

WINDSTREAM HOLDINGS, INC.
EXHIBIT INDEX

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of November 5, 2016, by and among Windstream Holdings, Inc., Europa Merger Sub, Inc., Europa Merger Sub, LLC and EarthLink Holdings Corp. (incorporated herein by reference to Exhibit 2.1 of the Current Report on Form 8-K, filed by Windstream on November 10, 2016).

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Windstream Holdings, Inc., effective February 24, 2017.

99.1	Press Release, dated February 27, 2017.

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